Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229714 and 333-229713) and Form S-8 (Nos. 333-261805, 333-255653, 333-237966, 333-237965, 333-237964, 333-237963, 333-231216 and 333-231215) of United States Steel Corporation of our report dated February 11, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
February 11, 2022

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